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                       DATED the 19th Day of January 1996





                         ACMA STRATEGIC HOLDINGS LIMITED
                                 (the "Company")

                                       and



                        CARL TONG & ASSOCIATES MANAGEMENT
                               CONSULTANCY LIMITED
                               (the "Consultant")








                              CONSULTANCY AGREEMENT







                                Angela Wang & Co
                          15 A/B Entertainment Building
                             30 Queen's Road Central
                                    Hong Kong
                                 Tel: 2525 0500
                                  Fax 2268 0702

                                Ref AW960090.com

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                              CONSULTANCY AGREEMENT
                              ---------------------

Dated the 19th day of January 1996

PARTIES: -


1. ACMA STRATEGIC HOLDINGS LIMITED (the "Company") a company incorporated with limited liability in Hong Kong whose registered office is at 15 A/B Entertainment Building, 30 Queen's Road Central, Hong Kong.

2. CARL TONG & ASSOCIATES MANAGEMENT CONSULTANCY LIMITED (the "Consultant") a company incorporated with limited liability in Hong Kong whose registered office is at 123 Thomson Commercial Building, 4-10 Thomson Road, Wanchai, Hong Kong.


AGREEMENT: -
---------

1     INTERPRETATION
      --------------

1.1 The following expressions shall, unless the context otherwise requires, have the following meanings:

       "Board" means the Board of Directors of the Company and includes any committee of the Board duly appointed by it;

       "CML" means Creative Master Limited ( ), a company incorporated in Hong Kong having Companies registration number 176189;

       "Executive"            means Tong Ka Wing, Carl of 65 Bisney Road, 3/F
                              Pokfulam, Hong Kong;

       "Managing Director"    means any person holding such office of the
                              Company from time to time and includes any person exercising substantially the functions of a managing director or chief executive officer of the Company;

       "Services"             means the duties of the Managing Director as set
                              out in this Agreement;

       "Subsidiary"           bears the meaning given to it by Sections 2(4),
                              (5) and (6) of the Companies Ordinance.

1.2 The headings and marginal headings to the clauses are for convenience only and have no legal effect.

1.3 Any reference in this Agreement to any Ordinance or delegated legislation includes any statutory modification or re-enactment of it or the provision referred to.

2.     APPOINTMENT AND DURATION
       ------------------------

2.1 The Company appoints the Consultant and the Consultant agrees to procure that the Executive acts as Managing Director of the Company.


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2.2    The appointment shall commence on 1 February 1996 and shall continue
       (subject to earlier termination as provided in this Agreement) for a fixed period of one year from then provided that on each anniversary of the commencement the appointment shall automatically be renewed until terminated by either party giving to the other three months' notice in writing.

2.3 The Consultant shall procure that the Services shall be performed exclusively by the Executive.

3.     DUTIES OF THE CONSULTANT
       ------------------------

3.1    The Consultant shall at all times during the period of this Agreement: -

       3.1.1 provide the Services of the Executive tot he Company on an exclusive basis unless otherwise agreed;

       3.1.2 not without the prior written consent of the Board itself carry out or permit the Executive to carry out any business activities or provide any services similar to the Services for any company other than the Company or any of its Subsidiaries or accept any appointments for any other company, individual, partnership, project or joint venture or state entity or governmental organisation or any political appointments;

       3.1.3 faithfully and diligently perform those Services and exercise such powers consistent with them which are from time to time assigned to or vested in it;

       3.1.4  obey all lawful and reasonable directions of the Board;

       3.1.5 use its best endeavours to promote the interests of the Company and its Group companies;

       3.1.6 keep the Board promptly and fully informed (in writing if so requested) of its conduct of the business or affairs of the Company and its Group companies and provide such explanations reports and records as the Board may require;

       3.1.7 not at any time make any untrue or misleading statement relating to the Company or any Group company.

3.2 The Consultant shall (without further remuneration) if and for so long as the Company requires during the period of this Agreement: -

       3.2.1  carry out the Services on behalf of any Group company;

       3.2.2 procure that the Executive shall act as an officer of any Group company or hold any other appointment or office as nominee or representative of the Company or any Group company;

       3.2.3 carry out such duties and the duties attendant on any such appointment as if they were duties to be performed by it on behalf of the Company.

4.     CONSULTANCY FEE
       ---------------

4.1 During its appointment the Company shall pay to the Consultant a consultancy fee at the rate of

                                       2

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       HK$2,019,000 per annum (or such amount as may be agreed with the Company from time to time) Subject to Clauses 4.2, 4.3 and 4.4 of this Agreement, the consultancy fee shall be deemed to include any fees receivable by the Executive as a Director of the Company or any Group company, or of any other company or unincorporated body in which he holds office as nominee or representative of the Company or any Group company.

4.2 In the event of the Company receiving any management fees in respect of Services provided by the Consultant to companies or projects which the Company acquires or participates in, the Company shall pay 20% of such management fees to the Consultant.

4.3 If the Company invests in any company or project introduced by the Consultant, the Company shall pay to the Consultant a finder's fee at completion equal to 1% of the purchase consideration payable by the Company and a further 1% of such purchase consideration one year after completion provided that agreed project targets have been met during such year.

4.4 In addition, the Company shall at the discretion of the Board pay to the Consultant an annual performance fee of up to 2.5% of the net profits after tax of CML and its Subsidiaries on a consolidated basis as determined by the Board of CML and received from CML pursuant to the Consultancy Agreement dated 19 January 1996 between CML and the Company.

5.     EXPENSES
       --------

       The Company shall reimburse to the Consultant all travelling, hotel, entertainment and other expenses reasonably incurred by it in the proper performance of the Services subject to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

6.     TERMINATION OF AGREEMENT
       ------------------------

6.1    This Agreement shall automatically terminate: -

       6.1.1  if the Executive becomes prohibited by law from being a director;
              or

       6.1.2  if the Executive resigns his office as director of the Company; or

       6.1.3 if the office of director of the Company held by the Executive is vacated pursuant to the Company's Articles of Association save if the vacation shall be caused by sickness (including mental disorder) or injury.

6.2 The Company may by notice terminated the Agreement with immediate effect if the Bxecutive: -

       6.2.1 commits any act of gross misconduct or repeats or continues (after written warning) any other serious breach of his obligations under this Agreement; or

       6.2.2 is guilty of any conduct which in the opinion of the Board brings him, the Company or any Group company into disrepute, or

       6.2.3 is convicted of any criminal offence punishable with 6 months or more imprisonment; or


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       6.2.4  commits any act of dishonesty whether relating to the Company, any
              Group company, any of its or their employees or otherwise; or

       6.2.5 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

       6.2.6 is in the opinion of the Board incompetent in the performance of his duties.

6.3 On the termination of this Agreement for whatever reason, the Consultant shall at the request of the Company procure that the Executive shall resign (without prejudice to any claims which the Executive may have against any company arising out of this Agreement or the termination thereof) from all and any offices which he may hold as a Director of the Company or of any Group company and from all other appointments or offices which he holds as nominee or representative of the Company or any Group company.

7.     GENERAL
       -------

7.1 This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or for services between the Company or any of its Group companies and the Executive which shall be deemed to have been terminated by mutual consent.

7.2 The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

7.3 The validity construction and performance of this Agreement shall be governed by Hong Kong law.

7.4 All disputes claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the High Court of Hong Kong to which the parties irrevocably submit.

7.5 Any notice to be given by a party under this Agreement must be in writing in the English language and must be given by delivery at or post facsimile transmission or other means of telecommunication in permanent written form to the last known address or relevant telecommunication number of the other party. Where notice is given by sending in a prescribed manner it shall be deemed to have been received which in the ordinary course of the means of transmission it would be received by the addressee. To prove the giving of a notice it shall be sufficient to show it was despatched. A notice shall have effect from the sooner of its actual or deemed receipt by the addressee.

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IN WITNESS WHEREOF the parties or their duly authorised representatives have set their hands to this Agreement the day and year first before written.


SIGNED BY                )



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IN WITNESS WHEREOF the parties or their duly authorised representatives have set their hands to this Agreement the day and year first before written.


SIGNED BY                          )
for and on behalf of               )
ACMA STRATEGIC HOLDINGS            )
LIMITED in the presence of: -      )


SIGNED BY TONG KA WING, CARL       )
for and on behalf of CARL TONG &   )
ASSOCIATES MANAGEMENT              )              /s/ Carl Tong
CONSULTANCY LIMITED                )
in the presence of:-               )


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